Exhibit 10.2

December 27, 2011

Recycool, Inc.
931 13th Ave. SE
Forest Lake, MN 55025

RE: Payment of Audit Fees; Amendment No. 1 to Asset Purchase Agreement

Dear Kurt, Marty, and Dennis:

This letter (“Letter”) confirms our agreement to amend and supplement the Asset Purchase Agreement (the “Agreement”) dated December 16, 2011 by and among Recycool, Inc. (“Seller”), Marty Rosauer, Kurt Rosauer, Dennis Scott (Marty Rosauer, Kurt Rosauer, and Dennis Scott collectively known as “Selling Principals”), GlyEco Acquisition Corp #1 (“Buyer”), and GlyEco, Inc. (“Parent Company”) (all entities and individuals collectively referred to as “Parties”).   All terms not defined herein shall have the meanings in the Agreement.

Seller agrees to promptly pay prior to Closing $ 8,153.35 (the “Audit Fee”) to Jorgensen & Co (the “Auditor”), representing the balance due per the Auditor’s statement of December 12, 2011 of the cost to audit Seller’s 2009 and 2010 financials.  In consideration of Seller’s payment of the Audit Fee, Parent Company will issue an additional 8,153 Shares in aggregate, distributed among the Selling Principals pro-rata in accordance with the manner Shares are issued among the Selling Principals under the terms of the Agreement.  The Auditor’s report shall be the property of the Buyer at Closing.

All other terms and conditions of the Agreement remain unchanged.

“SELLER”	“BUYER”
RECYCOOL, INC. a Minnesota corporation	GLYECO ACQUISITION CORP. #1, an Arizona corporation

By: /s/ Marty Rosauer	By: /s/ John d’Arc Lorenz
Name: Marty Rosauer	John d’Arc Lorenz, II, Chairman and CEO
Title: President
Dated: January 2, 2012

“SELLING PRINCIPALS”	“PARENT COMPANY”
GLYECO, INC., a Nevada corporation

/s/ Kurt Rosauer
KURT ROSAUER, an individual	By: /s/ John d’Arc Lorenz
Dated: January 2, 2012	John d’Arc Lorenz, II, Chairman and CEO

/s/ Marty Rosauer
MARTY ROSAUER, an individual
Dated: January 2, 2012

/s/ Dennis Scott
DENNIS SCOTT, an individual
Dated: January 2, 2012